Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation
Oakland, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-26248 and 333-157562),  and Form S-8 (File No. 333-143296) of First United Corporation of our reports dated March 4, 2009, relating to the consolidated financial statements, and the effectiveness of First United Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Pittsburgh, Pennsylvania
March 4, 2009